U.S. SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549
                 __________________________

                         FORM 8-A
      FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
          PURSUANT TO SECTION 12(b) OR 12(g) OF THE
               SECURITIES EXCHANGE ACT OF 1934

                  TONGXIN INTERNATIONAL LTD
______________________________________________________________________

    (Exact Name of Registrant as Specified in Its Charter)

British Virgin Islands                      98-0577539
--------------------------------         ---------------------
(State of Incorporation                  (I.R.S. Employer
or Organization)                          Identification No.)

199 Pierce Street Suite 202
Birmingham, Michigan                            48009
--------------------------------         ---------------------
(Address of Principal Executive               (Zip Code)
Offices)

If this form relates to the              If this form relates to the
registration of a class of               registration of a class of
securities pursuant to Section           securities pursuant to Section
12(b) of the Exchange Act and is         12(g) of the Exchange Act and
effective pursuant to General            is effective pursuant to
Instruction A(c), please check           General Instruction A(d),
the following box. [x]                   please check the following
                                         box. [  ]

Securities Act registration statement
file number to which this form relates:  333-147086-01
                                         ___________________________
                                         (If applicable)



Securities to be registered pursuant
to Section 12(b) of the Act:             ___________________________


       Title of Each Class               Name of Each Exchange on Which
        to be Registered                 Each Class is to be Registered
____________________________________     ______________________________
Ordinary Shares, $.001 par value         The Nasdaq Stock Market LLC

Ordinary Shares Purchase Warrants        The Nasdaq Stock Market LLC

Units
(Consisting one ordinary share and       The Nasdaq Stock Market LLC
 one purchase warrant)


Securities to be registered pursuant to Section 12(g) of the Act:
_______________________________________________________________________



_______________________________________________________________________

                            (Title of Class)



_______________________________________________________________________

                            (Title of Class)

=======================================================================

Item 1.  Description of Registrant's Securities to be Registered.

The information required by this item is contained under the heading "Description of the Combined Company's Securities Following the Equity Acquisition" in the registration statement on Form S-4, at page 140 (File No. 333-127755). This information is incorporated herein by reference.


Item 2.  Index to Exhibits

* 1.1 Clarification Agreement (Unit Purchase Option), as amended, granted to Representative
* 3.2   Memorandum of Association
* 3.4   Articles of Association
* 4.3   Specimen Ordinary Share Certificate
* 4.4   Specimen Warrant Certificate
* 4.5   Specimen Unit Certificate
**4.5 Warrant Agreeement between Continental Stock Transfer and Trust Company and the Registrant

* Incorporated by reference from Registration Statement on Form S-4, as amended (File No.333-147086-01), which was initially filed with the Securities and Exchange Commission on November 1, 2007.

** Incorporated by reference from Registration Statement on Form S-1, as amended (File No.333-127755), which was initially filed with the Securities and Exchange Commission on August 22, 2005.


========================================================================

                               SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.




                                   TONGXIN INTERNATIONAL LIMITED

Date: July 11, 2008                By:/s/ Rudy Wilson
                                   _____________________________
                                   Name:  Rudy Wilson
                                   Title: Chairman of the Board
                                          and Chief Executive Officer

                                      /s/ William Zielke
                                   _____________________________
                                   Name:  William Zielke
                                   Title: Acting Chief Financial Officer